UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2022

WILLIAM PENN BANCORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-40255	85-3898797
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

10 Canal Street, Suite 104, Bristol, Pennsylvania 19007

(Address of principal executive offices) (Zip Code)

(267) 540-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WMPN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2022, the shareholders of William Penn Bancorporation (the “Company”) approved the William Penn Bancorporation 2022 Equity Incentive Plan (the “Plan”). The material terms of the Plan are summarized on pages 4 through 16 of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 25, 2022 (the “Proxy Statement”), which description is incorporated herein by reference.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which was included as Appendix A to the Proxy Statement and will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held a special meeting of shareholders (the “Special Meeting”) on May 10, 2022. At the Special Meeting, the shareholders of the Company considered and acted upon a proposal to approve the Plan, as disclosed in the Proxy Statement. The final results of the shareholder vote were as follows:

1.	Approval of the William Penn Bancorporation 2022 Equity Incentive Plan.

FOR	AGAINST	ABSTAIN
8,297,511	534,275	638,581

There were no broker non-votes on the proposal.

Item 9.01	Financial Statements and Other Exhibits.

(d)	Exhibits

	Number	Description

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WILLIAM PENN BANCORPORATION

Date: May 11, 2022	By:	/s/ Kenneth J. Stephon
Kenneth J. Stephon
President and Chief Executive Officer